Exhibit 5.1

[Letterhead of Weil, Gotshal & Manges LLP]

November 14, 2007

EnergySolutions, Inc.

423 West 300 South

Suite 200

Salt Lake City, Utah 84101

Ladies and Gentlemen:

We have acted as counsel to EnergySolutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-141645 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the offer and sale of 30,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company by the Company and ENV Holdings LLC (the “Selling Stockholder”). All of the Shares will be sold in the form of depositary shares (the “Depositary Shares”), each representing an ownership interest in one Share, pursuant to a deposit agreement between the Company, and Computershare Trust Company, N.A., as the depositary, and Computershare Shareholder Services, Inc., as the depositary’s service company (collectively, the “Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. A form of the Deposit Agreement has been filed as Exhibit 4.2 to the Registration Statement. The Depositary Shares are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement among the Company, the Selling Stockholder and the Underwriters named therein (the “Underwriting Agreement”), a form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the By-Laws of the Company, filed as Exhibit 3.2 to the Registration Statement; (ii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement; (vi) the form of the Deposit Agreement; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Selling Stockholder, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, and the completion of the reorganization of the Company and its affiliates as described in the Registration Statement under “Reorganization.” As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Selling Stockholder.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Shares, when issued and sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) when the Shares have been duly delivered to the Depositary and when the Depositary Receipts evidencing the Depositary Shares have been duly issued against deposit of the Shares in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the Depositary Shares will be validly issued and will entitle the registered holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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